SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Filed by the Registrant /X/

         Filed by a Party other than the Registrant / /


         Check the appropriate box:

         / / Preliminary Proxy Statement


                            / / Confidential, for Use of the Commission Only (as
                                                   permitted by Rule 14a-6(e)(2)

         /X/ Definitive Proxy Statement

         / / Definitive Additional Materials

         / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                               NOVOSTE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration number, or the form or schedule and the date of its filing.

                               NOVOSTE CORPORATION
                         4350-C International Boulevard
                             Norcross, Georgia 30093
                                 (770) 717-0904

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 1, 1998

To the Shareholders of
  NOVOSTE CORPORATION

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Novoste Corporation (the "Company") will be held at the Atlanta Marriott Gwinnett Place, 1775 Pleasant Hill Road in Duluth, Georgia, on Friday, May 1, 1998 at 9:00 a.m., local time, to consider and act upon the following proposals:

              1. To elect two (2) Class II Directors to serve until the 2001 Annual Meeting of Shareholders.

              2. To approve amendments (the "Plan Amendments") to the Company's Amended and Restated Stock Option Plan (the "Plan"), which Plan Amendments (a) increase the number of shares of Common Stock reserved for issuance thereunder by 700,000 shares to 3,400,000 shares, (b) increase the maximum number of shares from 100,000 shares to 350,000 shares with respect to options that may be granted to any person or entity eligible within any one calendar year and (c) allow the Stock Option and Compensation Committee to determine as of the date of grant the acceleration, if any, of the exercisability of a performance-based option upon a "Change of Control" (as defined by the Plan) of the Company.

              3. To ratify the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.

              4.       To  transact  such other  business as may  properly  come
                       before  the  Annual   Meeting  or  any   adjournment   or
                       postponement thereof.

              A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of the Company's Common Stock at the close of business on March 20, 1998, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

                                   By Order of the Board of Directors,

                                   Cheryl R. Johnson
                                   Secretary
Norcross, Georgia
March 31, 1998

           SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING
          ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED
                 PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                               NOVOSTE CORPORATION
                         4350-C INTERNATIONAL BOULEVARD
                             NORCROSS, GEORGIA 30093
                                 (770) 717-0904

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 1, 1998

                                  -------------

                                  INTRODUCTION

GENERAL

         This Proxy Statement is being furnished to holders of Common Stock, par value $.01 per share (the "Common Stock"), of Novoste Corporation, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Shareholders to be held on Friday, May 1, 1998, at the Atlanta Marriott Gwinnett Place, in Duluth, Georgia, at 9:00 a.m., local time, and any and all adjournments or postponements thereof (the "Annual Meeting"). The cost of the solicitation will be borne by the Company. This Proxy Statement is being first mailed to holders of the Common Stock on or about April 3, 1998.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         At the Annual Meeting, the shareholders will be asked to consider and vote upon the following proposals:

              1. To elect two (2) Class II Directors to serve until the 2001 Annual Meeting of Shareholders.


              2. To approve amendments (the "Plan Amendments") to the Company's Amended and Restated Stock Option Plan (the "Plan"), which Plan Amendments (a) increase the number of shares of Common Stock reserved for issuance thereunder by 700,000 shares to 3,400,000 shares, (b) increase the maximum number of shares from 100,000 shares to 350,000 shares with respect to options that may be granted to any person or entity eligible within any one calendar year and (c) allow the Stock Option and Compensation Committee to determine as of the date of grant the acceleration, if any, of the exercisability of a performance-based option upon a "Change of Control" (as defined by the Plan) of the Company.

              3. To ratify the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.

              4.       To  transact  such other  business as may  properly  come
                       before  the  Annual   Meeting  or  any   adjournment   or
                       postponement thereof.

VOTING AT THE ANNUAL MEETING

     Only holders of record of Common Stock at the close of business on March 20, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, each such holder of record being entitled to one vote per share of Common Stock on each matter to be considered at the Annual Meeting. On the
Record  Date,   there  were  10,420,837   shares  of  Common  Stock  issued  and
outstanding.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (5,210,419 shares of the 10,420,837 shares outstanding) is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, the plurality vote of the total votes cast by the holders of Common Stock is required to elect the two (2) Class II Directors. The approval of the Plan
Amendments and the ratification of the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998 will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

     If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon, subject to the following conditions:

     ELECTION OF DIRECTORS. Shares represented by a proxy that is marked "WITHHELD" as to a vote for (i) all two (2) nominees or (ii) any individual nominee(s) for election as directors and are not otherwise marked "FOR" the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. In the absence of instructions, shares represented by a proxy will be voted FOR all of the two (2) nominees. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and therefore will have no effect on the outcome of the vote.

     OTHER PROPOSALS. Shares represented by a proxy which is marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, shares represented by a proxy will be voted FOR all of the proposals set forth in the Notice of Annual Meeting and at the discretion of the proxies on any other matters that may properly come before the Annual Meeting. In instances of broker non-votes, those shares will not be included in the vote totals.

     At any time prior to its exercise, a proxy may be revoked by the holder of the Common Stock granting it by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.

     Proxies may be solicited on behalf of the Board by mail, telephone, telecopy or in person and solicitation costs will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and, upon request, will be reimbursed by the Company for their reasonable expenses.

TABLE OF CONTENTS
                                                                       Page
                                                                       ----
Security Ownership of Certain Beneficial
  Owners and Management...............................................   4

Election of Directors.................................................   6

Executive Compensation................................................  10

Report of Stock Option and Compensation Committee
  of Board of Directors on Executive Compensation.....................  13

Stock Performance Graph...............................................  16

Section 16 Proxy Statement Disclosure.................................  17

Approval of Amendments to Amended and Restated
  Stock Option Plan...................................................  17

Ratification of Reappointment of Independent
  Auditors............................................................  24

Other Business........................................................  25

Shareholder Proposals.................................................  25

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock, together with their respective addresses, (ii) each director and nominee for election as director, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation" on page 10 of this Proxy Statement and (iv) all executive officers and directors as a group:

                                                             SHARES
                                                          BENEFICIALLY      PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS                                            OWNED (1)         SHARES OWNED (1)
----------------                                          ------------      -------------------------
Thomas D. Weldon (2)(3)(4)...............................    826,902                  7.6%
Charles E. Larsen (4)....................................    676,161                  6.3%
Henry L. Hillman, Elsie Hilliard Hillman and C.G.
     Grefenstette, Trustees (5)(6)(12)...................    451,587                  4.3%
C.G. Grefenstette and Thomas G. Bigley, Trustees (5)(7)..    582,112                  5.6%
Venhill Limited Partnership (8)
     158 Main Street
     New Canaan, Connecticut 06840.......................    236,574                  2.3%
Paul Tudor Jones, II (9).................................    634,700                  6.1%
President and Fellows of Harvard College
     c/o Harvard Management Company, Inc.
     600 Atlantic Avenue
     Boston, MA 02210....................................    600,000                  5.8%
Pieter J. Schiller (10)..................................    499,043                  4.8%
Norman R. Weldon, Ph.D. (3)(11)..........................    373,071                  3.6%
Joan M. Macdonald........................................     61,050                    *
Thomas K. Brooks.........................................     59,850                    *
J. Stephen Holmes........................................     20,000                    *
William E. Whitmer.......................................     17,000                    *
David N. Gill............................................     16,250                    *
Stephen I. Shapiro.......................................     14,850                    *
Richard M. Johnston (12).................................      3,000                    *
William A. Hawkins.......................................       --                      *
All executive officers and directors
as a group (13 persons) (13) ............................  2,068,963                 18.1%
-----------------------------
*Less than 1%.

(1) A person is deemed to be the beneficial owner of Common Stock that can be acquired within 60 days from the Record Date upon the exercise of options, and that person's options are assumed to have been exercised (and the underlying shares of Common Stock outstanding) in determining such person's percentage ownership. Accordingly, the following shares issuable upon exercise of options have been included in the shares beneficially owned by the following persons: Thomas D. Weldon -- 388,375 shares; Charles E. Larsen -- 391,875 shares; Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees -- 15,000 shares; Norman R. Weldon -- 5,000 shares; Joan M. Macdonald - 61,050 shares; Thomas K. Brooks -- 5,000 shares; J. Stephen Holmes -- 15,000 shares; William E. Whitmer -- 15,000 shares; David N. Gill -- 16,250 shares; Stephen I. Shapiro -- 5,000 shares and Pieter J. Schiller -- 5,000 shares.
(2) Includes 15,000 shares held in trust for the benefit of Mr. Weldon's children and 5,000 shares held by Mr. Weldon as custodian for his nephew.
(3) Includes 122,571 shares held by The Weldon Foundation, Inc., a Florida not-for-profit corporation in which Thomas D. Weldon and Norman R. Weldon are directors. Mr. Weldon and Dr. Weldon disclaim beneficial ownership of all shares held by The Weldon Foundation, Inc.
(4) Address is c/o Novoste Corporation, 4350-C International Blvd., Norcross, GA 30093.
(5)      Address is 2000 Grant Building, Pittsburgh, PA 15219.
(6) Consists of 436,587 shares held by a trust for the benefit of Henry L. Hillman (the "HLH Trust") and 12,500 shares subject to options which were granted to Richard M. Johnston, an officer of The Hillman Company. Pursuant to an agreement with The Hillman Company, if Mr. Johnston exercises these options, he does so on behalf of The Hillman Company or a wholly owned subsidiary thereof. The Trustees of the HLH Trust are Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette (the "HLH Trustees"). The HLH Trustees share voting and investment power with respect to the shares of record held by the HLH Trust. Does not include an aggregate of 582,112 shares held by four trusts for the benefit of members of the Hillman family (see note 7 below) or 236,574 shares owned by Venhill Limited Partnership (see note 8 below), as to which shares the HLH Trustees (other than Mr. Grefenstette with respect to the shares described in note 7 below) disclaim beneficial interest.
(7) Includes 145,528 shares held by each of four irrevocable trusts for the benefit of members of the Hillman family (the "Hillman Family Trusts"). Mr. Grefenstette and Thomas G. Bigley are trustees of these four trusts and share voting and dispositive power over the trusts' assets.
(8)      Consists of 236,574 shares held by Venhill Limited Partnership.  Howard
         B. Hillman is the general partner of Venhill Limited Partnership and is a step-brother of Henry L. Hillman.
(9) Pursuant to a Schedule 13D, dated October 22, 1997, which was jointly filed with the Securities and Exchange Commission by Tudor Investment Corporation ("TIC"), Paul Tudor Jones, II ("Jones"), The Raptor Global Fund Ltd. ("Raptor Ltd."), The Raptor Global Fund L.P. ("Raptor L.P."), Tudor Arbitrage Partners L.P. ("TAP"), Tudor Global Trading LLC ("TGT"), Tudor BVI Futures, Ltd. ("Tudor BVI"), The Upper Mill Capital Appreciation Fund Ltd. ("Upper Mill"), and Tudor Proprietary Trading, L.L.C. ("TPT"). The address of each of TIC, Jones, Raptor L.P., TAP and TGT is c/o Tudor Investment Corporation, 600 Steamboat Road, Greenwich, CT 06830. The business address of each of Raptor Ltd., Tudor BVI and Upper Mill is c/o Curacao International Trust Company N.V., Kaya Flamboyan 9, Curacao, Netherlands Antilles. The business address of TPT is The Upper Mill, Kingston Road, Ewell, Surrey KT17 2AF, England. Jones disclaims beneficial ownership of the shares beneficially owned by Raptor Ltd. (161,900 shares), Raptor L.P. (58,300 shares), TAP (34,500 shares), Tudor BVl (206,468 shares), Upper Mill (113,908 shares), TPT (59,624 shares) and TGT as sole general partner of TAP (34,500 shares).
(10) Includes 494,043 shares held by Advanced Technology Ventures IV, L.P. ("ATV"), for which Mr. Schiller serves as a general partner. Mr. Schiller disclaims beneficial ownership of such shares, except to the extent of his proportionate interest in ATV.

(11) Includes 14,250 shares held by Dr. Weldon's spouse but excludes all shares held by Dr. Weldon's adult children, none of whom reside with Dr. Weldon.
(12) Does not include shares held by the HLH Trust, the Hillman Family Trusts and Venhill Limited Partnership (collectively, the "Hillman Related Shareholders"), as to which Mr. Johnston disclaims beneficial ownership. Mr. Johnston is Vice President -- Investments and a Director of The Hillman Company, a private firm engaged in diversified investments and operations which is controlled by the HLH Trust. Also does not include 15,000 shares subject to options, which were granted to Mr. Johnston but to which he disclaims beneficial ownership. Pursuant to an agreement with The Hillman Company, if Mr. Johnston exercises these options, he does so on behalf of The Hillman Company or a wholly owned subsidiary thereof. See note 6 above.
(13) See notes 1, 2, 3 and 11 above. Does not include 494,043 shares held by ATV described in note 10 above. Does not include options to purchase 15,000 shares described in note 12 above. Includes 200 shares and options to purchase 118,200 shares held by an executive officer not named in the Summary Compensation Table under "Executive Compensation" on page 10 of this Proxy Statement.

                              ELECTION OF DIRECTORS

     On May 28, 1996, the Company filed Restated Articles of Incorporation with the Florida Department of State, which provide for the Board of Directors to be divided into three classes of directors (Classes I, II and III), with the initial term of (i) Class I Directors to expire at the 1997 Annual Meeting of Shareholders (the "1997 Annual Meeting"), (ii) Class II Directors to expire at this Meeting and (iii) Class III Directors to expire at the 1999 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, the successors to directors of a class whose term shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until a successor has been duly elected and qualified. Directors whose terms expire are eligible for renomination. At the 1997 Annual Meeting, the Class I Directors were reelected to serve until the 2000 Annual Meeting of Shareholders.

     The Restated Articles of Incorporation also provides that the number of directors will be fixed from time to time exclusively by the Board of Directors, but shall consist of not more than 12 nor less than 6 directors with no class of directors consisting of more than 4 nor less than 2 directors. A vacancy on the Board may be filled by vote of a majority of the Board of Directors then in office.

     On February 27, 1998, the Board of Directors reduced the number of Class II Directors to two (2) effective with this Meeting. The two (2) Class II Directors to be elected will hold office until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified. One of the nominees, Pieter J. Schiller, is currently a Class II Director. The other nominee, William
A. Hawkins, has never been a director of the Company. Jack R. Kelly, Jr., who was serving as a Class II Director, resigned effective February 28, 1998. Richard M. Johnston, who is currently serving as a Class II Director, is not standing for re-election.

     Unless otherwise specifically directed by shareholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting FOR the election of the two (2) nominees named below, one of whom is currently a director of the Company. In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors. If a quorum is present, a plurality vote of the total votes cast by the holders of Common Stock is required to elect the two (2) Class II Directors.

     Each nominee's name, age, the year first elected as a director, office with the Company, and certain biographical information are set forth below:

                                             Year First
        Name                    Age     Served as a Director            Position
        ----                    ---     --------------------            --------
     Pieter J. Schiller         59              1996                    Director
     William A. Hawkins         44               __                     Director


                                    CLASS II
                 DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2001

     PIETER J. SCHILLER. Mr. Schiller has served as a Director of the Company since March 1996. Mr. Schiller has served as a Director of CollaGenex Pharmaceuticals, Inc. since September 1995. Since 1987, Mr. Schiller has been a general partner of a principal shareholder of the Company, ATV, a venture capital firm located in Waltham, Massachusetts, where he specializes in health care investing. Mr. Schiller served Allied Signal and its predecessor companies from 1961 through 1986 in various capacities, including Treasurer and Vice-President, Planning and Development. From 1983 to 1986, he served as Executive Vice-President of Allied Health and Scientific Products Company, a multi-national manufacturer of biomedical and analytical instruments and supplies. Mr. Schiller received his M.B.A. from New York University and a B.A. in Economics from Middlebury College.

     WILLIAM A. HAWKINS. Mr. Hawkins has been a Corporate Vice President of American Home Products Corporation and President of its Sherwood Davis & Geck division since April 1997. He is currently a Board member of the Health Industry Manufacturers Association (HIMA), and he is also a director of Cardiovascular Diagnostics, a Nasdaq-listed company, since January 1995. From October 1995 until April 1997, Mr. Hawkins was President of Ethicon Endo-Surgery, Inc., a medical device subsidiary of Johnson & Johnson. From January 1995 to October 1995, Mr. Hawkins served as Vice President in charge of U.S. operations of Guidant Corporation and President of Devices for Vascular Intervention, a medical device company and a subsidiary of Guidant. Prior to joining Guidant, Mr. Hawkins held several positions with IVAC Corporation, most recently serving as President and Chief Executive Officer from 1991 until 1995. Mr. Hawkins holds a B.S. in Engineering and Biomedical Engineering from Duke University and a M.B.A. from the University of Virginia.

                                    CLASS III
                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

     NORMAN R. WELDON, PH.D. Dr. Weldon, age 63, co-founded the Company and has been Chairman of the Board since its capitalization in May 1992. Dr. Weldon is Treasurer and Managing Director of Partisan Management Group, a venture capital fund he co-founded in 1993. From 1986 until May 1996, Dr. Weldon served as President and Chief Executive Officer and as a Director of Corvita Corporation, a medical device company Dr. Weldon co-founded in 1986. In July 1996 Pfizer Inc. consummated its acquisition of Corvita. From 1979 to 1987, Dr. Weldon served as President and Chief Executive Officer of Cordis Corporation. From 1964 to 1979, Dr. Weldon served CTS Corporation in various capacities, including as its President and Chief Executive Officer beginning in 1976. Dr. Weldon received, from Purdue University, a Ph.D. in Economics, a M.S. in Industrial Management and a B.S. in Biochemistry.

     THOMAS D. WELDON. Mr. Weldon, age 42, co-founded the Company and has served as its President and Chief Executive Officer and as a Director since its capitalization in May 1992. Mr. Weldon co-founded and was President, Chief Executive Officer and a Director of Novoste Puerto Rico Inc. ("Novoste Puerto Rico"), a manufacturer of disposable cardiovascular medical devices, from 1987 to May 1992, prior to its sale. Previous responsibilities included management positions at Arthur Young & Company and Key Pharmaceuticals. Mr. Weldon received a B.S. in Industrial Engineering from
Purdue University and an M.B.A. in Operations and Systems Management from Indiana University.

     CHARLES E. LARSEN. Mr. Larsen, age 46, co-founded the Company and has served as its Senior Vice President and as a Director since its capitalization in May 1992. Since February 28, 1997, Mr. Larsen has been Chief Technical Officer of the Company, having served from May 1992 through February 1997 as its Chief Operating Officer. Mr. Larsen co-founded and was Vice President and Director of Novoste Puerto Rico from 1987 to May 1992. From 1983 through 1987, Mr. Larsen was a manager of manufacturing engineering at Cordis Corporation. Mr. Larsen received a B.S. in Mechanical Engineering from New Jersey Institute of Technology.

                                     CLASS I
                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

     J. STEPHEN HOLMES. Mr. Holmes, age 54, has served as a Director of the Company since October 1992. He recently became President of Weck Closure Systems in February, 1998. Previously, Mr. Holmes was Executive Manager of Saber Endoscopy, LLC, a medical device company he formed in February 1996. From 1992 through 1995, Mr. Holmes was a private investor, having founded several start-ups from 1979 through 1991, including Adler Instrument Company, Inc., SOLOS Ophthalmology, Inc. and SOLOS Endoscopy, Inc., which he founded in 1982, 1988 and 1990, respectively, and in which he sold his interests in 1988, 1991 and 1991, respectively. From 1970 through 1979, Mr. Holmes served in various marketing and sales positions with Baxter/American Hospital Supply. Mr. Holmes received a B.S. in Marketing from the University of Evansville.

     WILLIAM E. WHITMER. Mr. Whitmer, age 65, has served as a Director of the Company since October 1992. Mr. Whitmer is a certified public accountant and management consultant. From 1989 until his retirement in 1992, he was a partner of Ernst & Young, having served as the Associate Managing Director of that firm's southern U.S. management consulting group. From 1968 through 1989, Mr. Whitmer was a partner of Arthur Young & Company, having served as the Managing Partner of its East and Southeast U.S. regions of the management consulting practice from 1975 through 1989. Mr. Whitmer received a B.A. in Economics from Denison University.

     STEPHEN I. SHAPIRO. Mr. Shapiro, age 53, has served as a Director of the Company since October 1996. Mr. Shapiro previously served as a Director of the Company from August 1995 until his resignation in March 1996. Since 1982, he has been a Managing Principal of The Wilkerson Group (International Business Machines Corporation), a management consulting group with clients in the health care industry. From 1970 to 1982, Mr. Shapiro held a variety of technical management and strategic planning positions with Union Carbide Clinical Diagnostics and Becton Dickinson and Company. Mr. Shapiro received a B.S. degree in Chemical Engineering from the Massachusetts Institute of Technology and a M.S. degree in Chemical Engineering from the University of California at Berkeley.

                               -----------------

     Dr. Norman R. Weldon is the father of Mr. Thomas D. Weldon. Because of their managerial positions and stock ownership in the Company, and their activities relating to the organization of the Company, Dr. Weldon and Messrs. Weldon and Larsen may be deemed "promoters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act").

MEETINGS AND COMMITTEES

     During 1997 there were seven meetings of the Board of Directors. No director attended fewer than 75% of the aggregate number of meetings of the Board held during the period in 1997 in which he was a director and the total number of meetings held by all committees of the Board in which he served in 1997 during the period he served on such committees. The Board did not take any actions in 1997 by unanimous written consent without a meeting.

     The Audit Committee (the "Audit Committee"), which was formed and became effective on March 29, 1996, during 1997 consisted of William E. Whitmer,
Chairman, Richard M. Johnston and Pieter J. Schiller (Pieter J. Schiller is standing for re-election at this Annual Meeting as a director, and Richard M. Johnston is not standing for re-election). The Audit Committee reviews the audit and financial procedures of the Company and recommends any changes with respect thereto to the Board of Directors. The Audit Committee met three times during 1997. The Audit Committee did not take any actions in 1997 by unanimous written consent without a meeting.

     The Stock Option and Compensation Committee (the "Committee"), which was formed and became effective on March 29, 1996, during 1997 consisted of Richard
M. Johnston, Chairman, J. Stephen Holmes and Jack R. Kelly, Jr. (Jack R. Kelly, Jr. is no longer a director and Richard M. Johnston is not standing for re-election as a director at this Annual Meeting). The Committee establishes compensation policies and determines compensation for the executive officers of the Company, as well as administers the Plan. The Committee met six times during 1997. The Committee did not take any actions in 1997 by unanimous written consent without a meeting.

     The Company does not have a standing nominating committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued by the Company during 1995, 1996 and 1997 to (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of 1997 and whose compensation during 1997 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                                                                LONG-TERM
                                             ANNUAL COMPENSATION              COMPENSATION
                                     -----------------------------------      ------------
                                                                              COMMON STOCK
NAME AND                                                     OTHER ANNUAL      UNDERLYING          ALL OTHER
PRINCIPAL POSITION     YEAR          SALARY      BONUS       COMPENSATION        OPTIONS         COMPENSATION
-------------------------------------------------------------------------------------------------------------------
Thomas D. Weldon.......1997          $182,500       $19,600        -                -             $1,460 (1)
President and CEO      1996          $142,500       $13,600        -                -                  -
                       1995          $102,813             -        -                -                  -
Charles E. Larsen......1997          $163,750       $19,600        -                -             $2,100 (1)
Chief Technical        1996          $130,000       $13,600        -                -                  -
Officer                1995           $96,823             -        -                -                  -
David N. Gill..........1997          $160,000       $28,200        -             35,000 (2)       $2,250 (1)
Chief Operating        1996           $67,464       $13,600    $25,000 (4)       65,000                -
Officer and Chief      1995                 -             -        -                -                  -
Financial Officer
Thomas K. Brooks.......1997          $135,000       $16,300        -                -             $1,980 (1)
VP-Sales and Marketing 1996          $115,000       $13,600        -                -                  -
                       1995           $65,708       $80,000(3) $15,000 (4)      120,000                -
Joan M. Macdonald......1997          $117,500       $13,800        -                -             $1,600 (1)
VP-Regulatory and      1996           $92,500       $12,224        -             30,000                -
Clinical Affairs       1995           $67,100             -        -             22,100                -
-------------------------------------------------------------------------------------------------------------------

(1)     Consists of employer  contributions to the Defined  Contribution  401(k)
        Plan.
(2) See Option Grant Table below for the exercise price and vesting terms of Mr. Gill's option.
(3) $60,000 of which consists of the issuance of 16,000 shares of Common Stock on March 24, 1995 and 2,750 shares of Common Stock on February 12, 1996, based on the $3.20 per share fair market value of the Common Stock on March 24, 1995, the date of grant of the sign-on bonus.
(4)     Consists of reimbursement of moving expenses.

OPTION GRANT TABLE

       The following table sets forth certain information concerning options granted in 1997 to David N. Gill, the only individual named in the Summary Compensation Table who was granted options in 1997:

                              OPTION GRANT IN 1997

-----------------------------------------------------------------------------------------------------------------------
NAME                                                                                   POTENTIAL REALIZABLE VALUE AT
                                        % OF TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                          NUMBER OF       OPTIONS                                      PRICE APPRECIATION FOR OPTION
                          SECURITIES     GRANTED TO                                                 TERM (1)
                          UNDERLYING    EMPLOYEES IN  EXERCISE PRICE   EXPIRATION      -----------------------------
                       OPTIONS GRANTED   FISCAL YEAR    PER SHARE         DATE             5%               10%
-----------------------------------------------------------------------------------------------------------------------
David N. Gill...........  35,000 (2)        24.0% (3)     $16.625       6/20/2007       $365,938         $927,359
-----------------------------------------------------------------------------------------------------------------------

(1) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, in option exercises are dependent on the time of such exercise and the future performance of the Common Stock.
(2) Consists of ten-year option to purchase 35,000 shares granted under the Plan, exercisable cumulatively at the annual rate of one quarter of the number of underlying shares, commencing one year from the date of grant.
(3) Option Grant Table does not include options to purchase 30,000 shares, 25,000 shares and 25,000 shares, which options were granted by the Committee on February 27, 1998 to David N. Gill, Thomas K. Brooks and Joan
     M. Macdonald, respectively.

OPTION EXERCISES AND VALUE TABLE

       The following table sets forth certain information concerning the number of options exercised during 1997, and the number of unexercised options held as at December 31, 1997, by the individuals named in the Summary Compensation Table.

   AGGREGATED OPTION EXERCISES IN 1997 AND OPTION VALUES AT DECEMBER 31, 1997

-----------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF UNEXERCISED OPTIONS                VALUE OF
                                                          AT DECEMBER 31, 1997                  UNEXERCISED
                                                     -----------------------------         IN-THE-MONEY OPTIONS
                                                                                          AT DECEMBER 31, 1997 (1)
                          SHARES                                                          ------------------------
                        ACQUIRED ON
NAME                     EXERCISE     VALUE REALIZED  EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
Thomas D. Weldon.....      1,000         $25,000        388,375           --             $8,641,344           --
Charles E. Larsen....       --              --          391,875           --             $8,719,219           --
David N. Gill........       --              --           16,250         83,750             $207,188        $827,188
Thomas K. Brooks.....       --              --            5,000         10,000              $96,500        $193,000
Joan M. Macdonald....      5,000         $74,625         53,550         33,550             $952,515        $404,515
-----------------------------------------------------------------------------------------------------------------------

(1) Based on the closing sale price of the Common Stock as of December 31, 1997 ($22.50 per share) minus the applicable exercise price.

                              --------------------

         Each of the  individuals  named in the  Summary  Compensation  Table is
employed  at  will,   but  is  subject  to  an  agreement   containing   certain
non-competition and confidentiality provisions.

COMPENSATION OF DIRECTORS

       Directors who are not full-time employees of the Company are reimbursed their expenses and receive a fee of $1,000 per Board meeting attended. Directors who are not full-time employees also receive an annual retainer of $5,000 paid quarterly (except Norman R. Weldon who, as Chairman of the Board of Directors, receives $20,000 per year as Chairman).

         On August 20, 1996, the Committee granted to the Class I, II and III members of the Board of Directors of the Company who are Non-Employee Directors (J. Stephen Holmes, William E. Whitmer, Richard M. Johnston, Pieter J. Schiller, Jack R. Kelly, Jr. and Norman R. Weldon) options under the Company's Non-Employee Director Stock Option Plan (the "Director Plan") to purchase 7,500 shares at an exercise price of $8.00 per share (the fair market value of Common Stock on the date of grant), which options are for a term of five years from the date of grant and exercisable as follows: (a) options to purchase 2,500 shares on the earlier of (i) the date of the 1997 Annual Meeting or (ii) March 31, 1997, (b) options to purchase an additional 2,500 shares on the earlier of (i) the date of this Meeting or (ii) March 31, 1998 and (c) options to purchase the remaining 2,500 shares on the earlier of (i) the date of the 1999 Annual Meeting or (ii) March 31, 1999; provided, however, that no options to purchase shares shall become exercisable by any of the foregoing directors after the date of (a) his death or (b) the voluntary or involuntary termination of his directorship, including without limitation, due to his failure to be reelected as a director at an Annual Meeting. On October 25, 1996, following his election to the Board, Stephen I. Shapiro was granted an option under the Director Plan to purchase 7,500 shares with the same terms as the options granted to the other Non-Employee Directors, except the exercise price, which is $12.25 per share (the fair market value of Common Stock on the date of grant).

              REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE OF
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

       THE FOLLOWING IS PROVIDED TO SHAREHOLDERS BY THE MEMBERS OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

       The Committee, comprised of three Non-Employee Directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and shareholder return.

COMPENSATION PHILOSOPHY

       The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term shareholder value. To establish the relationship between executive compensation and the creation of shareholder value, the Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of the compensation package are:

     -- The Company pays competitively relative to leading medical device companies with which the Company competes for talent.

     -- The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     -- The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

COMPENSATION PROGRAM

     The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Committee considers these components of compensation individually, as well as collectively, in determining total compensation for executive officers.

     1. Base salary. Each year the committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys,
(ii)  responsibilities,  scope  and  complexity  of  each  position,  and  (iii)
performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

     2. Annual cash (short-term) incentives. The Company has a discretionary, annual cash incentive plan to provide a direct linkage between individual pay and accomplishing key annual corporate objectives. Target annual bonus awards are established for executive officers and other management employees based upon peer group surveys and range from 11% to 22% of base salary. Each officer who served in an executive capacity during and at the end of 1997, including the Chief Executive Officer, received a bonus for such service ranging in amount from approximately 11% to approximately 18% of base salary. In establishing the bonus amounts for 1997, the Committee considered the attainment of certain key overall corporate goals and objectives, focusing particularly on the Company's product development and clinical trial progress during the year. The Committee also considered the performance of each officer in his or her respective areas of accountability and each officer's respective contribution to the success of the Company. Each officer establishes operating objectives for his or her functional area of responsibility at the beginning of the year. At the end of the year each officer is rated on the attainment of those objectives. A major portion of each officer's annual performance bonus is based on attainment of the overall corporate goals and objectives, which are also determined at the beginning of the year. Each officer may receive a portion or the full amount of their targeted annual performance-based bonus. The bonus award to the Chief Executive Officer for 1997 was approximately 11% of his base salary.

     3. Equity-based incentive compensation. The Company's primary long-term incentive program consists of its stock option plan. The stock option plan utilizes a four-year vesting period to encourage key executives to continue in the employ of the Company. Through option grants executives receive significant equity incentives to build long-term shareholder value. The exercise price of options granted under the stock option plan is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Common Stock appreciates over the long term.

     In 1997 the Committee granted stock options to one of the Company's executive officers. The grant of options was made in connection with his promotion. The Committee elected not to grant options to the Chief Executive Officer and to the other four executive officers during 1997 because of the number of stock options previously issued to such officers and their related vesting schedules, and the value of the founders' stock issued to certain executive officers. In reaching its decisions the Committee relied on its experience, the information gained in the hiring process for such officers, and the value of the officers' previously issued stock options.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, as amended (the "Code") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirements of being performance-based under the transitional provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

Dated: February 26, 1998
                                    Respectfully submitted,


                                    The Stock Option and Compensation Committee

                                    Richard M. Johnston, Chairman
                                    J. Stephen Holmes
                                    Jack R. Kelly, Jr.

     THE FOREGOING REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                             STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder returns for the Company's Common Stock, the Nasdaq Stock Market index for U.S. companies, and the Hambrecht & Quist Health Care-Excluding Biotechnology Index. The graph assumes the investment of $100 on May 23, 1996, the date of the Company's initial public offering. The performance shown is not necessarily indicative of future performance.

                 COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN
       AMONG NOVOSTE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
         THE HAMBRECHT & QUIST HEALTHCARE EXCLUDING BIOTECHNOLOGY INDEX


                                     [GRAPH]

                      SECTION 16 PROXY STATEMENT DISCLOSURE

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that officers, directors and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that the Reporting Persons complied with all applicable Section 16 filing requirements.

        APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED STOCK OPTION PLAN

GENERAL

     In June 1997, the Company amended and restated its Plan under which an aggregate of 2,700,000 shares of Common Stock were reserved for issuance upon exercise of options granted thereunder. On February 27, 1998, the Committee adopted, subject to shareholder approval, the Plan Amendments.

     The purpose of the Plan is to provide incentives for selected employees, officers, consultants and independent contractors of the Company to promote the financial success and progress of the Company by granting such persons options to purchase shares of Common Stock of the Company.

     As of the Record Date, and without giving effect to the Plan Amendment described below to increase the number of shares reserved for issuance under the Plan by 700,000 shares, options to purchase an aggregate of 1,772,138 shares of Common Stock had been granted and are currently outstanding under the Plan. Of the outstanding options to purchase 1,772,138 shares, currently outstanding options to purchase 911,950 of such shares were granted prior to January 1, 1993 in connection with the Company's organization. As of the Record Date, and without giving effect to the Plan Amendment described below to increase by 700,000 shares the number of reserved shares, a balance of 53,100 shares are reserved for issuance under the Plan for options subsequently granted thereunder.

     As of March 30, 1998, the most recent practical date prior to the printing of this Proxy Statement, the closing sale price of the Common Stock, as reported by The Nasdaq National Market, was $26.00 per share.

PROPOSED AMENDMENTS

     The Plan Amendments provide for the following:

a. the increase in the number of shares of Common Stock reserved for issuance thereunder by 700,000 shares to 3,400,000 shares;

b. the increase in the maximum number of shares from 100,000 to 350,000 with respect to options that may be granted to any person or entity eligible within any one calendar year; and

c. the Committee's determination as of the date of grant of the acceleration, if any, of the exercisability of performance-based options upon a "Change of Control" (as defined by the Plan) of the Company.

EXPLANATION OF AMENDMENTS

a.   Increase in the Number of Shares of Common Stock Reserved
     for Issuance Thereunder by 700,000 Shares to 3,400,000 Shares.
     --------------------------------------------------------------

     Presently, the Plan provides for a total of 2,700,000 shares of Common Stock to be issued upon the exercise of incentive stock options (each an "ISO") and stock options not so qualified (each a "NQSO") that may be granted from time to time to persons eligible to receive such options pursuant to the Plan. As noted above, as of the Record Date, only an aggregate of 53,100 shares remain reserved for issuance under the Plan for ISOs and NQSOs subsequently granted thereunder.

     To ensure that the number of shares reserved under the Plan is adequate to attract and retain qualified personnel, the Board believes it is necessary that further shares of Common Stock be reserved for issuance under the Plan. The Board believes that an additional 700,000 shares of Common Stock should be sufficient for this purpose for approximately 24 months.

b. Increase in the Maximum Number of Shares from 100,000 to 350,000 with Respect to Options that may be Granted to any Person or Entity Eligible within any one Calendar Year.
     ---------------------------------------------------------------------------

     Presently, the Plan provides that the maximum aggregate number of shares of Common Stock with respect to which options, whether ISOs or NQSOs, that may be granted to any person or entity eligible under the Plan within any one calendar year is 100,000 Shares.

     Under the proposed Plan Amendment, the maximum aggregate number of shares of Common Stock with respect to which options, whether ISOs or NQSOs, that may be granted to any person or entity eligible under the Plan within any one calendar year is increased to 350,000 shares.

     The Board believes that such increase in the amount of options that can be granted to any person within any calendar year will provide the Company with greater flexibility in attracting and retaining qualified senior management.

c. Committee's Determination as of the Date of Grant of the Acceleration, if any, of the Exercisability of Performance-Based Options upon a "Change of Control" (as defined by the Plan) of the Company.
     ---------------------------------------------------------------------------

     Presently, in the event of a "Change of Control" of the Company, all outstanding options shall accelerate and become immediately fully exercisable. For purposes of the Plan, a "Change of Control" means (i) the sale or other disposition to a person, entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company's consolidated assets,
(ii) the acquisition of 50% or more of the outstanding shares by a person or group (as such term is defined in Rule 13d-5) or (iii) if the majority of the Company's Board of Directors consists of persons other than "Continuing Directors." The term "Continuing Director" means any member of the Company's Board of Directors on the effective date of the Plan and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors.

     Under the proposed Plan Amendment, the Committee shall have discretion to determine as of the date of grant the extent, if at all, that options with performance milestones relating to their exercisability shall accelerate and become exercisable upon a Change of Control of the Company.

     THE SHAREHOLDERS OF THE COMPANY ARE BEING REQUESTED TO CONSIDER AND VOTE FOR APPROVAL OF THE ABOVE-DESCRIBED AMENDMENTS TO THE PLAN.

SUMMARY OF THE PLAN

     The essential features of the Plan are outlined below.

ADMINISTRATION OF THE PLAN

     The  Committee,  which may be  composed  only of two or more  "Non-Employee
Directors"  as  defined  by  Regulation   240.16b-3   under  the  Exchange  Act,
administers the Plan.

ELIGIBILITY

     ISOs may be granted to employees (including officers) of the Company or any Parent or Subsidiary thereof and NQSOs may be granted to employees, officers, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate thereof as the Committee determines will assist the Company's endeavors.

GRANT OF OPTIONS

     The Committee selects persons to be granted options (collectively, the "Optionees" or individually, an "Optionee") and determines (i) whether the respective option is to be an ISO or a NQSO, (ii) the number of shares of Common Stock purchasable under the option, (iii) the time or times when the option becomes exercisable, (iv) the exercise price, which for NQSOs cannot be less than eighty-five percent (85%) of the fair market value of the Common Stock on the date of grant (100% of such fair market value for ISOs), and (v) the duration of the option, which cannot exceed ten years (five years for ISOs granted to a person who owns or is considered as owning stock possessing more than 10% of the total voting power of all classes of stock of the Company or any subsidiary thereof (a "Ten Percent Shareholder").

     The exercise price of an option shall be not less than the fair market value in the case of an ISO, or 85% of the fair market value in the case of a NQSO, of the shares at the time that the option is granted. For purposes of the Plan, the "fair market value" of the shares shall be deemed to be, if the shares are traded on The Nasdaq Stock Market, National Market or on a national securities exchange, the closing sales price of the shares on The Nasdaq Stock Market, National Market or such national securities exchange on the business day immediately preceding the day as of which the determination is being made or on the next preceding day on which the shares were traded if no shares were traded on such day.

     The aggregate fair market value (determined as of the time an option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

     Each option granted under the Plan shall be evidenced by a written stock option grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan. The date of grant of an option shall be the date on which the Committee makes the determination to grant such option unless otherwise specified by the Committee. The Grant representing the option shall be delivered to the Optionee within a reasonable time after the granting of the option.

     At the discretion of the Committee, the Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase any shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) a right to repurchase any or all shares held by an Optionee upon the Optionee's termination of employment or service with the Company or a Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at (i) the Optionee's original purchase price, (ii) the fair market value of such shares as determined by the Committee in good faith or (iii) a price determined by a formula or other provision set forth in the Grant.

EXERCISE OF OPTIONS

     Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant.

     Payment for the shares may be made (i) in cash, (ii) by surrender of shares of Common Stock of the Company having a fair market value equal to the exercise price of the option, or (iii) by any combination of the foregoing where approved by the Committee in its sole discretion; provided, however, in the event of payment of shares of Common Stock by method (ii) above, the shares so surrendered, if originally issued to the Optionee upon exercise of an Option(s) granted by the Company, shall have been held by the Optionee for more than six months.

     Notwithstanding the exercise periods set forth in the Grant, exercise of an option shall always be subject to the following limitations: (i) an option shall not be exercisable unless such exercise is in compliance with the Securities Act and all applicable state securities laws, as they are in effect on the date of exercise and (ii) the Committee may specify a reasonable minimum number of shares that may be purchased on any exercise of an option, provided that such minimum number will not prevent the Optionee from exercising the option for the full number of shares as to which the option is then exercisable.

     Prior to the issuance of shares upon the exercise of an option, the Optionee is required to pay or make adequate provision for payment of any federal, state or local withholding tax obligations of the Company, in the manner determined in the sole discretion of the Committee. No Optionee shall have any of the rights of a shareholder of the Company with respect to any shares subject to an option until the option has been validly exercised.

ABILITY TO EXERCISE AN INCENTIVE STOCK OPTIONS

     During the lifetime of the Optionee, an ISO shall be exercisable only by the Optionee.

TERMINATION OR LAPSE OF OPTIONS

     An option shall lapse immediately following the Optionee's termination of employment or association with the Company for any reason, except that should an Optionee die, the time during which the option may be exercised shall be extended three months for an Optionee that held an ISO and six months for an Optionee that held a NQSO. Options exercisable following termination of employment or association with the Company may be exercised only to the extent the option was exercisable as at the date of termination, but in no event subsequent to the option's expiration date.

     Except for an Optionee's death discussed above, in a particular Grant to an Optionee the Committee may, in its sole discretion, extend the time during which an ISO may be exercised for up to three months after the Optionee's termination and, as to a NQSO, for up to six months after the Optionee's termination.

OPTION ADJUSTMENTS

     The Plan contains a customary anti-dilution provision that provides that in the event of any change in number of the Company's outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of the Common Stock available under the Plan and the number of shares subject to outstanding options and exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws. No certificate or scrip representing fractional shares shall be issued upon the exercise of any option and any resulting fractions of a share shall be ignored.

AMENDMENTS TO THE PLAN

     The Committee may at any time terminate or amend the Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant to the Plan); provided, however, that shareholder approval shall be required to be obtained by the Company if required to comply with the listed company requirements of The Nasdaq National Market or of a national securities exchange on which the shares of Common Stock are traded, or other applicable provisions of state or federal law or self-regulatory agencies; provided, further, that no amendment of the Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the Optionee.

TRANSFERABILITY OF OPTIONS

     No ISO may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

     A NQSO may be sold, pledged, assigned, hypothecated, transferred or disposed of as determined by the Committee and as set forth in a grant with an Optionee.

ISSUANCE OF SHARES

     The shares of Common Stock, when issued and paid for pursuant to options granted under the Plan, shall be issued as fully paid and non-assessable shares.

TERMINATION OF THE PLAN

     No options may be granted under the Plan subsequent to May 26, 2002, but options theretofore granted may extend beyond that date and the terms of the Plan shall continue to apply to such options and to any shares acquired upon exercise thereof. The Plan may be sooner terminated at the discretion of the Committee.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS BASED UPON FEDERAL TAX LAWS AND REGULATIONS AS PRESENTLY IN EFFECT AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE FEDERAL INCOME TAX ASPECTS OF THE PLAN. ALSO, THE SPECIFIC STATE TAX CONSEQUENCES TO EACH PARTICIPANT UNDER THE PLAN MAY VARY, DEPENDING UPON THE LAWS OF THE VARIOUS STATES AND THE INDIVIDUAL CIRCUMSTANCES OF EACH PARTICIPANT.

INCENTIVE STOCK OPTIONS

     No taxable income is recognized by the Optionee upon the grant of an ISO under the Plan. Further, no taxable income will be recognized by the Optionee upon exercise of an ISO granted under the Plan and no business expense deduction will be available to the Company. Generally, if the Optionee holds shares acquired upon the exercise of ISOs for at least two (2) years from the date of grant of the option and for at least one (1) year from the date of exercise, any gain on a subsequent sale of such shares will be considered as long-term capital gain. The gain recognized upon the sale of the shares is equal to the excess of the selling price of the shares over the exercise price. Therefore, the net federal income tax effect on the holders of ISOs is to defer, until the shares are sold, taxation of any increase in the value of the shares from the date of grant and to treat such gain, at the time of sale, as capital gain rather than ordinary income.

     However,  in general,  if the Optionee sells the shares prior to expiration of either the two-year or one-year period, referred to as a "disqualifying disposition," the Optionee will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price; or (ii) the amount realized on the date of sale, less the exercise price, and the Company will receive a corresponding business expense deduction. The balance of the gain recognized on the disqualifying disposition will be long-term or short-term capital gain depending upon the holding period of the optioned shares. The two-year and one-year holding period rules do not apply to optioned shares which are disposed of by the Optionee's estate or a person who acquired such shares by reason of the death of the Optionee.

     Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the Company's other four (4) most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated in the Plan, and shareholder and Board approval of the Plan is obtained. The Plan has been drafted to allow compliance with those performance-based criteria that relate to ISOs.

     If shares of Common Stock are used in payment of the exercise price of an ISO, the following rules apply:

          (i) If the exercise price under an ISO is paid by delivery of shares of Common Stock previously acquired upon exercise of an earlier granted ISO, if such delivery constitutes a "disqualifying disposition" of the delivered shares because such shares of Common Stock had not been held long enough to satisfy the requisite two-year and one-year holding periods applicable to ISOs, such disqualifying disposition will render the Optionee subject to ordinary taxation as discussed above on the delivered shares. To the extent the number of newly acquired shares equals the number of delivered shares as to which there was a disqualifying disposition, the basis for such newly acquired shares will be equal to the fair market value of the delivered shares at the time they were delivered, and the holding period for these newly acquired shares will, except for disqualifying disposition purposes, include the period for which the delivered shares were held; and to the extent the number of newly acquired shares exceeds the number of delivered shares, such additional shares will have a zero basis and a holding period measured from the date of exercise of the option; and

          (ii) If an ISO is exercised with (i) shares of Common Stock acquired upon exercise of an ISO and held for the requisite holding period prior to delivery, (ii) shares of Common Stock acquired under a NQSO, or (iii) shares of Common Stock acquired through open-market purchases, then the Optionee will not recognize any taxable income (other than relating to alternative minimum tax) with respect to the shares of Common Stock so delivered. To the extent the purchased shares equal in number the shares of Common Stock delivered in payment of the exercise price, the newly acquired shares will have the same basis and holding period as the delivered shares. The balance of the purchased shares will have a zero basis for tax purposes, and their holding period will commence on the date these additional shares are acquired upon exercise by the Optionee.

     At the date of this Proxy Statement, long-term capital gain is taxed to individuals at a maximum preferential rate of 20%, capital gain for shares held more than one year but less than 18 months is taxable to individuals at a maximum rate of 28%, and items of ordinary income are currently taxed to individuals at a maximum rate of 39.6%. There are proposals to increase such rates.

     An employee may be subject to an alternative minimum tax upon exercise of an ISO since the excess of the fair market value of the optioned stock at the date of exercise over the exercise price must be included in alternative minimum taxable income, unless the acquired shares are disposed of in the same year that the option was exercised.

NON-QUALIFIED STOCK OPTIONS

     As in the case of ISOs, the grant of NQSOs will not result in any taxable income to the Optionee. However, unlike ISOs, generally the Optionee will recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price.

     The fair market value of the shares on the date income is required to be recognized will constitute the tax basis thereof for computing gain or loss on any subsequent sale. Any gain or loss recognized by the Optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares are held for more than twelve months prior to disposition.

     Generally, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the Optionee at the date of exercise. The income recognized by the Optionee will be treated as compensation income and will be subject to income tax withholding by the Company.

     Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the Company's other four (4) most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated in the Plan, and shareholder and

Board approval of the Plan is obtained. The Plan has been drafted to allow compliance with those performance-based criteria that relate to NQSOs, except that NQSOs granted with an exercise price less than the fair market value of the Common Stock on the date of the grant will not meet such performance-based criteria and, accordingly, the compensation attributable to such options will be subject to the deductibility limitations contained in Section 162(m) of the Code.

     At the date of this Proxy Statement, long-term capital gain is taxed to individuals at a maximum preferential rate of 20%, capital gain for shares held more than one year but less than 18 months is taxable to individuals at a maximum rate of 28%, and items of ordinary income are currently taxed to individuals at a maximum rate of 39.6%. There are proposals to increase such rates.

ACCOUNTING TREATMENT

     Under current accounting rules, neither the grant nor the exercise of options will result in any charge to the Company's earnings, provided the exercise price of the option is not less than the fair market value of the Common Stock on the date the option was granted. However, if an option were granted at an exercise price less than the fair market value of the Common Stock on the date of grant, then the Company will have a charge to earnings (compensation expense) at the date of such grant equal to the difference between the fair market value of the Common Stock on the date of such grant and the exercise price. In addition, the number of options outstanding may have a dilutive effect in determining earnings per share.

REQUIRED VOTE

     Approval of the amendments to the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In instances of broker non-votes, those shares will not be included in the vote totals, and therefore will have no effect on the vote for the approval of the Plan Amendments. Unless marked to the contrary, proxies received will be voted FOR approval of the Plan Amendments.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PLAN AMENDMENTS.

              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors for the year ending December 31, 1998.

     The ratification of the reappointment of Ernst & Young LLP will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In instances of broker non-votes, those shares will not be included in the vote totals and therefore will have no effect on the ratification of the reappointment of the independent auditors.

     It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions within such firm's field of expertise. Such representative will have the opportunity to make a statement if he/she desires to do so.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT   SHAREHOLDERS  VOTE  FOR  THE
REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

     Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Shareholders must be received by the Company at its principal office by December 31, 1998.


Dated:  March 31, 1998

                                    APPENDIX

1. Copy of Company's Amended and Restated Stock Option Plan, as amended and restated as of February 27, 1998 (subject to approval by Company's shareholders of Plan Amendments), with form of Incentive Stock Option Award.

                               NOVOSTE CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN

                 As Amended and Restated as of February 27, 1998


         1. PURPOSE. This Stock Option Plan ("Plan") is established to provide incentives for selected persons to promote the financial success and progress of Novoste Corporation ("Company") by granting such persons options to purchase shares of common stock of the Company.

         2. DEFINITION OF "NON-EMPLOYEE DIRECTOR". As defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a "Non-Employee Director" is a person not currently an officer of the Company or a parent or subsidiary, who does not receive compensation either directly or indirectly as a consultant of the Company (except for an amount not required to be disclosed under Item 404(a) of Regulation S-K, e.g., not more than $60,000), does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K, and is not engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-K (e.g., where the director has a ten percent or more equity interest in an entity which makes or receives payments in excess of five percent of the Company's or that entity's consolidated gross revenues).

         3. ADOPTION OF PLAN; STOCK OPTION AND COMPENSATION COMMITTEE. This Plan shall be effective on the date that it is adopted by the Stock Option and Compensation Committee ("Committee") of the Board of Directors of the Company. The Committee shall at all times be composed only of two or more Non-Employee Directors. The Committee shall have and may exercise any and all of the powers relating to the administration of this Plan and the grant of options hereunder as are set forth herein.

         4.       ADMINISTRATION.

                  (a)      This Plan shall be administered by the Committee.

                  (b) The Committee shall have the authority to (i) exercise all of the powers granted to it under this Plan, (ii) construe, interpret and implement this Plan and any Grants (as defined below) executed pursuant to Section 8 hereof, (iii) prescribe, amend and rescind rules and regulations relating to this Plan, (iv) make all determinations necessary or advisable in administering this Plan and (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan.

                  (c) The determination of the Committee on all matters relating to this Plan or any Grant shall be final, binding and conclusive.

                  (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any award thereunder.

         5. TYPES OF OPTIONS AND SHARES. Options granted under this Plan ("Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan ("Shares") are shares of the common stock of the Company.

         6. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 3,400,000 Shares. Such number of Shares shall be subject to adjustment as provided in this Plan. If any Option is terminated in whole or in part for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

         7. ELIGIBILITY. Options may be granted only to such employees, officers, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company (as defined below) as the Committee shall select from time to time in its sole discretion ("Optionees"), provided that only employees of the Company or a Parent or Subsidiary of the Company shall be eligible to receive ISOs. An Optionee may be granted more than one Option under this Plan. As used in this Plan, the following terms shall have the following meanings:

                  (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

         8. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or a NQSO, the number of Shares for which the Option shall be granted, the exercise price of the Option, the periods during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following terms and conditions:

                  (a) FORM OF OPTION GRANT. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

                  (b) EXERCISE PRICE. The exercise price of an Option shall be not less than the Fair Market Value (as defined herein) in the case of an ISO, or 85% of the Fair Market Value in the case of a NQSO, of the Shares at the time that the Option is granted. The term "Fair Market Value" means the closing sale price for a Share on the immediately preceding trading date as reported on The Nasdaq National Market or, if no closing sale price shall have been made on such relevant date, on the next preceding day on which there was a closing sale price; provided, however, that if no closing sale price shall have been made within the ten business days preceding such relevant date, or if deemed appropriate by the Committee for any other reason, the Fair Market Value of such Shares shall be as determined by the Committee. In no event shall the Fair Market Value of any Share be less than its par value.

                  (c) EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten years from the date the Option is granted and is subject to earlier termination in the event of the death or the voluntary or involuntary termination of the Optionee as set forth herein; provided, further, that no ISO granted to a Ten Percent Shareholder (as defined by Section 422 of the Code) shall be exercisable after the expiration of five years from the date the ISO is granted.

                  (d) LIMITATIONS ON ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

                  (e) LIMITATIONS ON ISOs AND NQSOs. Notwithstanding anything herein, the maximum aggregate number of Shares with respect to which Options, whether ISOs or NQSOs, may be granted to any person or entity eligible therefor under this Plan within any one calendar year is 350,000 Shares.

                  (f) DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

         9.       EXERCISE OF OPTIONS.

                  (a) NOTICE. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

                  (b)  PAYMENT.  Payment for the Shares may be made (i) in cash,
(ii) by surrender of Shares having a Fair Market Value equal to the exercise price of the Option or (iii) by any combination of the foregoing where approved by the Committee in its sole discretion; provided, however, in the event of payment for the Shares by method (ii) above, the Shares so surrendered, if originally issued to the Optionee upon exercise of an Option(s) granted by the Company, shall have been held by the Optionee for more than six months.

                  (c) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal, state or local withholding obligations of the Company, if applicable.

                  (d) LIMITATIONS ON EXERCISE. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                             (i) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended ("Securities Act"), and all applicable state securities laws, as they are in effect on the date of exercise.

                            (ii) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the Option for the full number of Shares as to which the Option is then exercisable.

         10. DEATH OR VOLUNTARY OR INVOLUNTARY TERMINATION. Should an Optionee die, become disabled, retire or cease to be employed by or associated with the Company for any other reason, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by or associated with the Company except that should an Optionee die the time during which the Option may be exercised shall be extended three months for an Optionee that held ISOs and six months for an Optionee that held NQSOs. In all other cases the Committee, in its discretion, may extend the time during which the Option may be exercised; provided, however, the maximum period of an extension that may be allowed shall be three months for an Optionee that held ISOs and six months for an Optionee that held NQSOs. During any such extension of the expiration date by the Committee, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 12 herein.

         11. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

         12. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding Shares is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Committee, Board of Directors or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

         13. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment at any time, with or without cause.

         14. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the Securities Act or with the registration or qualification requirement of any state securities laws or stock exchange.

         15.  RESTRICTIONS  ON SHARES.  At the discretion of the Committee,  the
Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase any Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) a right to repurchase any or all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or a Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at (i) the Optionee's original purchase price,
(ii) the Fair Market Value of such Shares as determined by the Committee in good faith or (iii) a price determined by a provision set forth in the Grant.

         16. CHANGE OF CONTROL. In the event of a Change of Control (as defined herein), all outstanding Options shall accelerate and become immediately fully exercisable; provided, however, that with respect to any Grant which includes performance milestones relating to the exercisability of the Options included therein, the Committee shall have discretion to determine in such Grant the extent, if at all, that such Options granted therein shall accelerate and become exercisable upon a Change of Control. For purposes of this Plan, a "Change of Control" shall mean (i) the sale or other disposition to a person, entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company's consolidated assets, (ii) the acquisition of

50% or more of the outstanding Shares by a person or group (as such term is defined in Rule 13d-5) or (iii) if the majority of the Company's Board of Directors consists of persons other than Continuing Directors (as defined herein). The term "Continuing Director" shall mean any member of the Company's Board of Directors on the effective date of this Plan and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors. The aggregate Fair Market Value (determined at the time an Option is granted) of ISOs which first become exercisable in the year of such dissolution, liquidation, merger, sale of stock or sale of assets cannot exceed $100,000. Any remaining accelerated Options shall be NQSOs.

         17. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that shareholder approval shall be required to be obtained by the Company if required to comply with the provisions of Section 162(m) of the Code, or the listed company requirements of The Nasdaq National Market or of a national securities exchange on which the Shares are traded, or other applicable provisions of state or federal law or self-regulatory agencies; provided, further, that no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

         18. TERM OF PLAN. No Option shall be granted pursuant to this Plan on or after May 26, 2002, but Options theretofore granted may extend beyond that date and the terms of this Plan shall continue to apply to such Options and to any Shares acquired upon exercise thereof.

         19. APPLICABLE LAW. The validity, interpretation and enforcement of this Plan shall be governed in all respects by the laws of the State of Florida and the United States of America.

         20. ISSUANCE OF SHARES.  The Shares,  when issued and paid for pursuant
to  the  Options  granted   hereunder,   shall  be  issued  as  fully  paid  and
non-assessable Shares.

         21. NON-TRANSFERABILITY OF ISOs. No ISO granted pursuant to the Plan shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner otherwise than by will or by the laws of descent or distribution and an ISO may be exercised during the lifetime of the Optionee only by such Optionee.

         22. TRANSFERABILITY OF NQSOs. A NQSO may be sold, pledged, assigned, hypothecated, transferred or disposed of as determined by the Committee and as set forth in a Grant with an Optionee.

                           [TO BE TYPED ON LETTERHEAD
                             OF NOVOSTE CORPORATION]




                          INCENTIVE STOCK OPTION AWARD


                  Date of Grant                               |DATE|

                  Recipient                                   |NAME|

                  Number of Shares                            |NUMBER|

                  Purchase Price
                    per Share                                 |PRICE|

                  Total Purchase
                    Price                                     |NUMBER| x |PRICE|


Dear |NAME|:

We are pleased to inform you that, as a key employee of Novoste Corporation, you are hereby granted an option to purchase shares of Novoste Common Stock, par value $.01 per share, in the amount and at the price per share stated above. This option is granted pursuant to the Novoste Corporation Amended and Restated Stock Option Plan, a copy of which is attached. This option is exercisable for a period of ten years from the date of the grant as stated above.

The right to exercise your option will vest per the following schedule:

From the date of the grant for one year   No part of the option grant shall vest

More than one but less than two years     25% of the option grant shall vest
after the date of the grant

More than two but less than three years   50% of the option grant shall vest
after the date of the grant

More than three but less than four years 75% of the option grant shall vest after the date of the grant

More than four years after the date of    100% of the option grant shall vest
the grant

You may purchase all shares that are vested at any time prior to the expiration of the option by delivering full payment to the Corporate Secretary. You may purchase all or part of the shares which are vested; however, you may not make partial purchases in increments of less than 100 shares.

This option cannot be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Only you may exercise this option during your lifetime.

Sincerely,



Thomas D. Weldon
President and CEO

PROXY
                               NOVOSTE CORPORATION


        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints NORMAN R. WELDON, PH.D., and THOMAS D. WELDON, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Novoste Corporation on May 1, 1998, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

                  PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE
                    SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2) and (3) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING:

(1) Election of two (2) Class II Directors to serve until the 2001

Nominees:   Pieter J. Schiller
            William A. Hawkins

    Annual Meeting of Shareholders:
                [   ]   FOR                 [   ]   WITHHELD

                For, except withheld from the following nominees:

                -------------------------------------------------

(2) To approve amendments (the "Plan Amendments") to the Company's Amended and Restated Stock Option Plan (the "Plan"), which Plan Amendments (a) increase the number of shares of Common Stock reserved for issuance thereunder by 700,000 shares to 3,400,000 shares, (b) increase the maximum number of shares from 100,000 shares to 350,000 shares with respect to options that may be granted to any person or entity eligible within any one calendar year and (c) allow the Stock Option and Compensation Committee to determine as of the date of grant the acceleration, if any, of the exercisability of a performance-based option upon a "Change of Control" (as defined by the Plan) of the Company.

                [   ]   FOR          [   ]   AGAINST         [   ]   ABSTAIN

(3) To ratify the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.
                [   ]   FOR          [   ]  AGAINST          [   ]   ABSTAIN
(4) Upon any and all other business that may come before the Annual Meeting.

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED IN PARAGRAPHS (1), (2) AND (3) UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.

SIGNATURE(S):                                   DATE:
             -------------------------------          ---------------------
Note: Executors, Administrators, Trustees, Etc. should give full title.